Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the acquisition of the Pediatrics Business (“Avadel Pediatrics Business”) from Avadel Pharmaceuticals plc (“Avadel”) on February 16, 2018, as well as the effects of the TRx Pharmaceuticals LLC, including subsidiary Zylera Pharmaceuticals, LLC, (“TRx”) acquisition (collectively, the “Acquisitions”) that took place on November 17, 2017. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined balance sheet is based on the individual historical balance sheet of Cerecor Inc. (“Cerecor” or the “Company”), and the Avadel Pediatrics Business, as of December 31, 2017, and has been prepared to reflect the effects of the Acquisition as if it occurred on December 31, 2017. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2017 and 2016 combine the historical results and operations of Cerecor, the Avadel Pediatrics Business and TRx, giving effect to the Acquisitions as if they had occurred on January 1, 2016. The historical results of Cerecor for the year ended December 31, 2017 include the results of operations of TRx since its acquisition date of November 17, 2017 and the historical TRx results of operations are for the period from January 1, 2017 through the acquisition date.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the Acquisitions including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges Cerecor currently expects to incur in connection with the Acquisitions, including, but not limited to, costs in connection with integrating the operations of the Avadel Pediatrics Business and TRx. These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Acquisitions been completed on the assumed dates or for the periods presented, or which may be realized in the future.

To produce the pro forma financial information, the Avadel Pediatrics Business assets and liabilities were adjusted to their estimated fair values. The preliminary purchase price allocation for the Avadel Pediatrics Business acquisition was made using the Company’s best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the Avadel Pediatrics Business acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the acquisition date). Any final valuations might result in material adjustments to the preliminary estimated purchase price allocation. The preliminary unaudited pro forma accounting for the business combination has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements. The TRx purchase price allocation is also considered preliminary as it is still within the one-year measurement period.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•                  the accompanying notes to the unaudited pro forma condensed combined financial statements;

•                  Cerecor’s audited financial statements and related notes contained within Cerecor’s Annual Report on Form 10-K for the year ended December 31, 2017;

•                  the TRx Consolidated Financial Statements for the year ended December 31, 2016 included within Cerecor’s Form 8-K/A filed on January 24, 2018; and

•                  the Abbreviated Financial Statements of the Avadel Pediatrics Business included within this Form 8-K/A.

Cerecor Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2017

	Historical Cerecor	Historical Avadel Pediatric Business	Avadel Pediatric Business Pro Forma Adjustments		Pro Forma Cerecor Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,472,187	$—	$(1)	4a	$2,472,186
Accounts receivable, net	3,252,212	—	—		3,252,212
Other receivables	427,241	—	—		427,241
Escrowed cash receivable	3,752,390	—	—		3,752,390
Inventory, net	382,153	460,000	1,597,000	4b	2,439,153
Prepaid expenses and other current assets	703,225	—	—		703,225
Restricted cash, current portion	1,959	—	—		1,959
Total current assets	10,991,367	460,000	1,596,999		13,048,366
Property and equipment, net	44,612	—	—		$44,612
Intangible assets, net	17,664,480	15,993,000	460,000	4c	34,117,480
Goodwill	14,292,282	1,903,000	2,975,213	4d	19,170,495
Restricted cash, net of current portion	131,353	—	—		131,353
Total assets	$43,124,094	$18,356,000	$5,032,212		$66,512,306
LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:					—
Accounts payable	$1,298,980	$—	$—		$1,298,980
Accrued expenses and other current liabilities	7,848,309	—	104,206	4e	7,952,515
Contigent consideration	—	—	829,263	4f	829,263
Income taxes payable	2,259,148	—	—		2,259,148
Total current liabilities	11,406,437	—	933,469		12,339,906
Contingent consideration	2,576,633	—	7,286,646	4f	9,863,279
Current portion of long-term related party payable	—	1,192,000	(1,192,000)	4g	—
Deferred tax liability	7,144	—	—		7,144
License obligations	1,250,000	—	—		1,250,000
Long-term debt	—	—	15,272,303	4g	15,272,303
Long-term related party payable, less current portion	—	19,245,000	(19,245,000)	4g	—
Long term liabilities - other	24,272		—		24,272
Total liabilities	15,264,486	20,437,000	3,055,418		38,756,904
Commitments and Contingencies
Stockholders equity:
Avadel Pediatric Business Deficit	—	(2,081,000)	2,081,000	4h	—
Common stock	31,268	—	—		31,268
Additional paid-in capital	83,338,136	—	—		83,338,136
Contingently issuable shares	2,655,464	—	—		2,655,464
Accumulated deficit	(58,165,260)	—	(104,206)	4i	(58,269,466)
Total stockholders’ equity	27,859,608	(2,081,000)	1,976,794		27,755,402
Total liabilities and stockholders’ equity	$43,124,094	$18,356,000	$5,032,212		$66,512,306

See accompanying notes to the unaudited pro forma condensed combined financial information

Cerecor Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2017

	Historical Cerecor	Historical TRx Pharmaceuticals	TRx Pharmaceuticals Pro Forma Adjustments		Historical Avadel Pediatric Business	Avadel Pediatric Business Pro Forma Adjustments		Pro Forma Cerecor Combined
Revenues
License and other revenue	$25,000,000	$—	$—		$—	$—		$25,000,000
Product revenue, net	1,910,403	15,789,075	—		7,686,000	—		25,385,478
Salesforce revenue	278,165	—	—		—	—		278,165
Grant revenue	624,569	—	—		—	—		624,569
Total revenues, net	27,813,137	15,789,075	—		7,686,000	—		51,288,212
Cost of product sales	635,648	3,345,200	—		3,595,000	—		7,575,848
Gross margin	27,177,489	12,443,875	—		4,091,000	—		43,712,364
Operating Expenses:								—
Research and development	4,372,578	—	—		—	—		4,372,578
General and administrative	7,941,584	6,891,084	2,594,162	5a	11,205,000	1,684,225	4j	30,316,055
Sales and marketing	973,345	—	—		—	—		973,345
Change in fair value of contingent consideration	—	—	—		(355,000)	355,000	4k	—
Amortization of intangible assets	—	—	—		1,245,000	(1,245,000)		—
Total operating expenses	13,287,507	6,891,084	2,594,162		12,095,000	794,225		35,661,978
Income (loss) from operations	13,889,982	5,552,791	(2,594,162)		(8,004,000)	(794,225)		8,050,386
Other income (expense):								—
Change in fair value of warrant liability, unit purchase option liability, and investor rights obligations	(29,624)	—	—					(29,624)
Other income	—	—	—		18,000	—		18,000
Interest expense, net	(24,016)	2,141	—		(1,050,000)	164,207	4l	(907,668)
Total other income (expense)	(53,640)	2,141	—		(1,032,000)	164,207		(919,292)
Net income (loss) before taxes	13,836,342	5,554,932	(2,594,162)		(9,036,000)	(630,018)		7,131,094
Income tax expense	1,966,519	35,523	(614,298)	5b	—	(220,506)	4m	1,167,238
Net income (loss) after taxes	$11,869,823	$5,519,409	$(1,979,864)		$(9,036,000)	$(409,512)		$5,963,856

Basic net income per share	$0.42							$0.21
Weighted-average number of common shares - basic	18,410,005							18,410,005
Diluted net income per share	$0.42							$0.21
Weighted-average number of common shares - diluted	18,754,799							18,754,799

See the accompanying notes to the unaudited pro forma condensed combined financial information

Cerecor Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2016

	Historical Cerecor	Historical TRx Pharmaceuticals	TRx Pharmaceuticals Pro Forma Adjustments		Historical Avadel Pediatric Business (Period from February 5, 2016 to December 31, 2016)	Avadel Pediatric Business Pro Forma Adjustments		Pro Forma Cerecor Combined
Revenues
Product revenue, net	$—	$18,433,936	$—		$6,346,000	$—		$24,779,936
Grant revenue	1,152,987		—		—	—		1,152,987
Total revenues, net	1,152,987	18,433,936	—		6,346,000	—		25,932,923
Cost of product sales	—	9,598,167	—		2,730,000	—		12,328,167
Gross margin	1,152,987	8,835,769	—		3,616,000	—		13,604,756
Operating Expenses:
Research and development	10,149,879	—	—		—	—		10,149,879
General and administrative	7,083,155	4,885,534	3,228,167	5a	10,212,000	(629,775)	4j	24,779,081
Impairment of trademarks	—	3,729,457	—		—	—		3,729,457
Change in fair value of contingent consideration	—	—	—		824,000	(715,323)	4k	108,677
Amortization of intangible assets	—	—	—		1,157,000	(1,157,000)	4j	—
Total operating expenses	17,233,034	8,614,991	3,228,167		12,193,000	(2,502,098)		38,767,094
Income (loss) from operations	(16,080,047)	220,778	(3,228,167)		(8,577,000)	2,502,098		(25,162,338)
Other income (expense):
Change in fair value of warrant liability and unit purchase option liability	72,625	—	—		—	—		72,625
Other expense	—	—	—		(157,000)	—		(157,000)
Interest expense, net	(464,181)	—	—		(962,000)	76,207	4l	(1,349,974)
Total other income (expense)	(391,556)	—	—		(1,119,000)	76,207		(1,434,349)
Net income (loss) before taxes	(16,471,603)	220,778	(3,228,167)		(9,696,000)	2,578,305		(26,596,687)
Income tax expense	—	20,145	—	5b	—	—	4m	20,145
Net income (loss) after taxes	$(16,471,603)	$200,633	$(3,228,167)		$(9,696,000)	$2,578,305		$(26,616,832)

Basic net loss per share	$(1.87)							$(1.90)
Weighted-average number of common shares - basic	8,830,396		5,184,916	5c				14,015,312
Diluted net loss per share	$(1.87)							$(1.90)
Weighted-average number of common shares - diluted	8,830,396		5,184,916	5c				14,015,312

See the accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

On February 12, 2018, the Company entered into an asset purchase agreement (“Purchase Agreement”) with Avadel, and certain of its subsidiaries (collectively, the “Sellers”), to purchase and acquire all rights in the Sellers’ pediatric products. The acquired products consist of Karbinal™ ER, AcipHex® Sprinkle™, Cefaclor for Oral Suspension, and Flexichamber™. The transactions contemplated by this agreement closed on February 16, 2018. Under the terms of the transactions, Cerecor provided initial consideration consisting of a nominal cash payment of $1 for the acquired assets, and assumed certain of Avadel’s financial obligations to Deerfield CSF, LLC (“Deerfield”), including a $15 million loan due in January 2021 and certain deferred payments representing royalty obligations through February 2026. These deferred payments had a fair value of $7.9 million at the acquisition date. Avadel had acquired the Pediatrics Business in February 2016 from Deerfield, an affiliate of Deerfield Management, one of Avadel’s major shareholders.

In connection with entering into the Purchase Agreement, at closing, the Company entered into a licensing and development agreement with Flamel Ireland Limited (“Avadel Ireland”), a subsidiary of Avadel (the “Development Agreement”), under which Avadel Ireland will develop and provide the Company with four stable product formulations utilizing its proprietary LiquiTime® and Micropump® technology. The Company will reimburse Avadel Ireland for any costs associated with the development of these products in excess of $1.0 million in the aggregate. Upon transfer of the product formulations, the Company will assume all remaining development and regulatory costs. Once approved and marketed, the Company will pay Avadel Ireland royalties on net sales of such products. The fair value of this contingent consideration at the acquisition date was $0.2 million.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the Acquisitions and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the Avadel Pediatrics Business acquisition had occurred on December 31, 2017; and the unaudited pro forma condensed combined statements of operations for the years ended December 31, 2017 and 2016 are presented as if the Acquisitions had occurred on January 1, 2016. The historical results of Cerecor for the year ended December 31, 2017 include the results of operations of TRx since its acquisition date of November 17, 2017 and the historical TRx results of operations are for the period from January 1, 2017 through the acquisition date.

The historical results of the Avadel Pediatrics Business have been derived from Avadel’s audited financial statements for the year ended December 31, 2017 and for the period from February 5, 2016 through December 31, 2016; the historical results of TRx have been derived from unaudited financial information for the period from January 1, 2017 through its acquisition date on November 17, 2017 and audited financial statements for the year ended December 31, 2016  and the historical results of Cerecor have been derived from audited financial statements for the years ended December 31, 2017 and 2016.

The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for ongoing cost savings that Cerecor expects to and/or has achieved as a result of the Acquisitions or the costs necessary to achieve these costs savings or synergies.

3. AVADEL PEDIATRICS BUSINESS ACQUISITION—PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

The Avadel Pediatrics Business acquisition has been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations (“ASC 805”) with Cerecor treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and liabilities assumed have been measured at fair value based on various preliminary estimates.

Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the Acquisition may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and liabilities assumed, as reflected in the unaudited pro forma condensed combined financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

The total estimated consideration transferred in the acquisition is comprised of the following:

Cash consideration	$1
Fair value of contingent consideration (i)	240,744
Fair value of consideration transferred	$240,745

(i)             Contingent consideration represents potential future royalties equal to 6% of net sales of the LiquiTime products.

The following is a summary of the preliminary estimated fair values of the net assets acquired as if the acquisition of the Avadel Pediatrics Business had occurred on December 31, 2017:

	Total	Useful life
Fair value of assets acquired
Current assets:
Inventory	2,057,000
Identifiable intangible assets
Acquired Product Marketing Rights - Karbinal	6,221,000	15.5
Acquired Product Marketing Rights - AcipHex	2,520,000	10.0
Acquired Product Marketing Rights - Cefaclor	6,291,000	7.0
Acquired Developed Technology - Flexichamber	1,131,000	10.0
Acquired IPR&D - LiquiTime	290,000	Indefinite
Total assets acquired	$18,510,000

Fair value of liabilities assumed
Contingent consideration - deferred payments	$7,875,165
Purchase agreement consideration (Deerfield liability)	15,272,303
Total liabilities assumed	23,147,468
Total identifiable net assets	(4,637,468)
Fair value of consideration transferred	240,745
Goodwill	$4,878,213

Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the business combination is anticipated to be completed as soon as practicable, but no later than one year from the date of the Avadel Pediatrics Business acquisition. The preliminary fair market value of each acquired product marketing right was determined using an income approach, specifically the multi-period excess earnings method.

The amounts allocated to intangible assets in the Avadel Pediatrics Business acquisition could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets acquired or an increase in the liabilities assumed from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Avadel Pediatrics Business acquisition. In addition, if the value of the acquired intangible assets is higher than the preliminary indication, it may result in higher amortization or depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

4. AVADEL PEDIATRICS BUSINESS ACQUISITION—PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the Avadel Pediatrics Business acquisition are as follows:

(a)Cash and cash equivalents—Adjustment reflects the $1 nominal cash payment made by the Company.

(b)Inventory—Adjustment reflects the step up in basis of finished goods inventory based on the average sales price of products held in inventory at the date of the Avadel Pediatrics Business acquisition less any directly related sales and marketing costs.

(c)Intangible assets, net— Adjustment to ultimately reflect the preliminary fair market value related to the identifiable intangible assets acquired in the Avadel Pediatrics Business acquisition:

Identifable intangible assets acquired:
Acquired Product Marketing Rights - Karbinal	$6,221,000
Acquired Product Marketing Rights - AcipHex	2,520,000
Acquired Product Marketing Rights - Cefaclor	6,291,000
Acquired Developed Technology - Flexichamber	1,131,000
Acquired IPR&D - LiquiTime	290,000
Total Intangible assets	$16,453,000

(d)Goodwill—Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the Avadel Pediatrics Business acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the asset acquired and liabilities assumed as described in Note 3. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is attributable primarily to strategic and synergistic opportunities. The preliminary pro forma adjustment to goodwill is calculated as follows:

Consideration transferred	$240,745
Less: fair value of net assets to be acquired	(4,637,468)
4,878,213
Less: historical goodwill attributed to the Avadel Pediatrics Business	(1,903,000)
Pro-forma adjustment - goodwill	$2,975,213

(e)Accrued liabilities—Adjustment reflects an increase in accrued liabilities for transaction costs incurred by Cerecor subsequent to December 31, 2017.

(f)Contingent consideration—Adjustment reflects the preliminary fair value of contingent consideration as of the acquisition date, classified as current or non-current based on expected timing of payments. This amount will be subsequently remeasured to its fair value at each reporting period with changes in fair value being recognized in earnings.

Fair value of deferred payments (i)	$7,875,165
Fair value of LiquiTime royalties (ii)	240,744
Total fair value of contingent consideration	$8,115,909

(i)             The fair value of deferred payments represents the fair value as of the acquisition date of future royalty obligations equal to 15.0% of Net Sales of Karbinal, AcipHex, Cefaclor and Flexichamber, due through February 2026.

(ii)          The fair value of LiquiTime Royalties represents the fair value as of the acquisition date on future royalty payments on net sales of the LiquiTime products equal to 6.0% of net sales.

(g)Long-term debt and related party payable—Adjustment to reflect the fair value of the long-term debt assumed by the Company, which also represents a reclass of the debt and contingent consideration related to a deferred payment obligation from a related party payable to long-term debt classification and contingent consideration, because, as a result of the transaction, the party to whom the debt is owed is no longer a related party of the debtor, which is now the Company instead of Avadel. The fair value of debt assumed is based on a calculation of the present value of future cash payments, discounted using an interest rate equivalent to Cerecor’s estimated cost of debt. Cerecor has an obligation to pay Deerfield $262,500 quarterly starting July 2018 and ending October 2020 and to pay $15,262,500 on the last day of January 2021.

(h)Avadel Pediatrics Business deficit— Reflects the net liabilities assumed by the Company as of December 31, 2017.

(i)Accumulated deficit— Adjustment reflects an increase in accumulated deficit based on the estimated transaction costs to be incurred by the Company subsequent to December 31, 2017 related to the Avadel Pediatrics Business acquisition.

(j) Amortization of intangibles assets—Reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired, over their estimated useful lives. The preliminary pro forma adjustment to amortization expense is calculated as follows:

Intangible Assets	Estimated Useful Life (years)	Preliminary fair value	Amortization Expense for the year ended December 31, 2017	Amortization Expense for the year ended December 31, 2016
Acquired Product Marketing Rights - Karbinal	15.5	$6,221,000	$400,698	$400,698
Acquired Product Marketing Rights - AcipHex	10.0	2,520,000	255,516	255,516
Acquired Product Marketing Rights - Cefaclor	7.0	6,291,000	916,156	916,156
Acquired Developed Technology - Flexichamber	10.0	1,131,000	111,855	111,855
Acquired IPR&D - LiquiTime	indefinite-lived	290,000	—	—
Total		16,453,000	1,684,225	1,684,225
Less: Avadel Pediatrics Business historical intangibles and amortization expense (i)		(15,993,000)	(1,245,000)	(1,157,000)
Pro forma adjustment - intangibles and amortization expense		$460,000	$439,225	$527,225

(i)             The historical amortization expense for the year ended December 31, 2016 represents the Avadel Pediatrics Business intangible amortization expense from the date it was acquired by Avadel, February 5, 2016 through December 31, 2016.

The Company expects to amortize the estimated fair value of amortizable intangible assets on a straight-line basis over their estimated useful lives, which reflects the period over which the asset is expected to provide material economic benefit to the Company.

(k)Changes in fair value of contingent consideration— Represents the removal of the historical change in fair value related to contingent consideration recorded by Avadel related to future royalty obligations to Deerfield. The loss of $108,677 related to the change in fair value of contingent consideration recorded by Cerecor for the period from acquisition through March 31, 2018 has been recorded in the year ended December 31, 2016, as if this change in fair value had occurred on the assumed January 1, 2016 acquisition date.

(l)Interest expense—Adjustment to interest expense for the years ended December 31, 2017 and 2016 reflects the impact on interest expense as if the debt held by Avadel had been assumed by the Company on January 1, 2016.

(m)Income tax expense—Adjustment for the year ended December 31, 2017 reflects the income tax impact of the pro forma adjustments made to the pro forma statements of operations using an effective rate of 35%, which was the U.S. Federal statutory corporate income tax rate in 2017. No tax provision was recorded on the pro forma adjustments for the year ended December 31, 2016 because the Company had a history of incurring net operating losses and a full valuation allowance.

5. TRx ACQUISITION—PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the TRx acquisition are as follows:

(a)General and administrative expense—Reflects a decrease of $230,484 for transaction related costs incurred during the year ended December 31, 2017, offset by an increase for amortization expense. The preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired is calculated based on the estimated useful lives of the intangibles. The preliminary pro forma adjustment to amortization expense is calculated as follows:

Intangible Assets	Estimated Useful Life (years)	Preliminary fair value	Amortization Expense for the year ended December 31, 2017	Amortization Expense for the year ended December 31, 2016
Metafolin license agreement	15	$10,465,000	$610,458	$697,667
PAI sales & marketing agreement	2	2,334,000	1,021,125	1,167,000
Trademark - Millipred	4	4,714,000	1,031,188	1,178,500
Trademark - Ulesfia	3	555,000	161,875	185,000
Total		18,068,000	2,824,646	3,228,167
Less: TRx historical intangibles and amortization expense (i)		(50,000)	—	—
Pro forma adjustment - amortization expense		$18,018,000	$2,824,646	$3,228,167

(i)                                    There was no historical amortization expense recognized by TRx for the period from January 1, 2017 through November 17, 2017 or for the year ended December 31, 2016 because TRx only had trademark intangible assets, which are indefinite-lived. For the year ended December 31, 2016, TRx recorded an impairment charge of $3,729,457 to write down the carrying value of its Veripred and Millipred trademarks. This impairment charge is not adjusted for pro forma purposes.

(b)Income tax expense— Adjustment for the year ended December 31, 2017 reflects the income tax impact of the pro forma adjustments made to the pro forma statements of operations using an effective rate of 23.68%. This rate reflects the estimated effective rate of the pro forma combined Cerecor and TRx companies for the year ended December 31, 2017 and is lower than the statutory rate primarily due to the utilization of historical Cerecor net operating loss carryforwards (“NOLs”). As a result of the utilization of NOLs being limited, the Company has not reduced its effective tax rate to zero. The effective tax rate of the combined company could be significantly different from what is presented in these unaudited pro forma financial statements for a variety of reasons, including post-Acquisition activities. No tax provision was recorded on the pro forma adjustments for the year ended December 31, 2016 because the Company had a history of incurring net operating losses and a full valuation allowance.

(c) Earnings per share— The below table shows the calculation for pro forma basic and diluted earnings per share for the year ended December 31, 2017 using the two-class method. The Company had a loss for the year ended December 31, 2016, therefore, the pro forma earnings per share for that period is calculated as pro forma net loss divided by pro forma weighted average shares outstanding. For purposes of the pro forma financial information, the

Company has excluded the 2,349,968 shares that are contingently issuable upon shareholder approval from its basic earnings per share calculations. This approval is expected at the 2018 annual shareholder meeting. However, if these shares were included in the earnings per share calculation, the pro forma basic net income per share for the year ended December 31, 2017 would be $0.20 per share and the pro forma basic net loss per share for the year ended December 31, 2016 would be $1.62 per share. The Company has included the 2,349,968 contingently issuable shares in its dilutive earnings per share calculation for the year ended December 31, 2017 due to the fact that the Company’s controlling shareholder has executed a legally binding letter agreeing to vote in favor of the share issuance.

	As reported EPS	Pro forma adjustment	Pro forma EPS
Basic earnings per share
Net income	$11,869,823	$(5,905,967)	$5,963,856
Undistributed earnings allocable to common shares	$7,772,084		3,904,994
Undistributed earnings allocable to participating warrants	$4,097,739		2,058,862

Weighted average shares, basic
Common stock	18,410,005		18,410,005
Participating warrants	9,706,458		9,706,458
	28,116,463		28,116,463

Basic income per share:
Common stock	$0.42		$0.21
Participating warrants	$0.42		$0.21

Diluted earnings per share
Net income	$7,772,084		$3,904,994
Net income reallocated	49,642	(24,700)	24,942
Undistributed earnings allocable to common shares	$7,821,726		$3,929,936

Weighted average number of shares attributable to common shareholders - basic	18,410,005		18,410,005
Effect of dilutive securities:
Contingently issuable shares	283,284		283,284
Stock options	61,510		61,510
Potentially dilutive shares	344,794		344,794
Weighted average number of shares - diluted	18,754,799		18,754,799

Diluted income per share	$0.42		$0.21